UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 27, 2017

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)
(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2017, Bazaarvoice, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Viex Capital Advisors, LLC and certain of its affiliates named therein (collectively, “Viex”), which beneficially own approximately 3.7% of the outstanding common stock of the Company (the “Common Stock”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement, the Company agreed that effective upon the execution of the Agreement it would appoint Craig A. Barbarosh to serve as a Class III director of the Company (the “New Independent Director”) with a term expiring at the 2017 Annual Meeting, and appoint Mr. Barbarosh to serve on the compensation committee of the Board. The Company also agreed that the Board of Directors of the Company (the “Board”) will, in connection with the conclusion of the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), decrease the size of the Board to seven (7) directors. In addition, the Company agreed that the Board and the appropriate committee(s) of the Board will take all necessary actions to nominate the New Independent Director and one incumbent director (the “Class III Incumbent Director”) for election at the 2017 Annual Meeting and that the Company will include a proposal in its proxy statement in respect of the 2017 Annual Meeting to amend the Company’s amended and restated certificate of incorporation to provide for the declassification of the Board and the annual election of all directors beginning at the Company’s 2018 annual meeting of stockholders (the “Declassification Proposal”). If the Declassification Proposal is approved, all members of the Board whose terms do not expire at the 2018 annual meeting of stockholders have agreed to resign and immediately be reappointed to a term expiring at the 2018 annual meeting of stockholders.

The Agreement provides that the Board will recommend, support and solicit proxies for (i) the approval of the Declassification Proposal and (ii) the election of the New Independent Director in the same manner as the election of the Class III Incumbent Director at the 2017 Annual Meeting. For so long as Viex continues to hold at least 2% of the Company’s outstanding common stock, if the New Independent Director is unable to serve as a director, resigns as a director or is removed during the Standstill Period (as defined below), the Company shall appoint a mutually agreed upon replacement director.

The Company also agreed until the date that is ten (10) business days prior to the deadline for the submission of stockholder proposals for the 2018 Annual Meeting pursuant to the Company’s bylaws (the “Standstill Period”), the Board, so long as Viex continues to hold at least 2% of the Company’s outstanding common stock, will not be increased to more than seven members, nor will the Company seek to change the classes on which directors serve without the prior written consent of Viex. The Company additionally agreed to take appropriate action to adjust the compensation arrangements for directors so that future initial equity awards and annual equity awards for directors are each valued at $100,000.

The Agreement further provides that Viex will appear in person or by proxy at the 2017 Annual Meeting and vote all of its shares (i) in favor of the election of the New Independent Director and the Class III Incumbent Director, (ii) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending April 30, 2018 and (iii) in favor of the Declassification Proposal. Except as set forth in the Agreement, Viex agreed that it will not nominate or recommend for nomination any person for election at the 2017 Annual Meeting, submit proposals for consideration or otherwise bring any business before the 2017 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2017 Annual Meeting.

Under the terms of the Agreement, during the Standstill Period, Viex agreed not to, among other things, solicit proxies regarding any matter to come before any annual or special meeting of stockholders, or enter into a voting agreement or any group with stockholders other than Viex affiliates and current group members. In addition, among other standstill provisions, Viex agreed that, during the Standstill Period, Viex will not seek to make, or encourage any third party in making, any offer or proposal with respect to any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, spin-off, asset sale, joint venture or other business combination involving the Company and will not seek, or encourage any person, to submit nominees in furtherance of a contested solicitation for the election or removal of directors.

The Company also agreed to reimburse Viex for its reasonable, documented out-of-pocket fees and expenses, including legal expenses, in connection with the 2017 Annual Meeting and the negotiation and execution of the Agreement in an amount not to exceed $100,000.

Each of the parties to the Agreement also agreed to mutual non-disparagement obligations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on September 27, 2017, the Board appointed Craig A. Barbarosh to serve as a director of the Company, effective immediately.  Mr. Barbarosh was also appointed as a member of the compensation committee of the Board. Mr. Barbarosh will be a member of Class III of directors, for election at the 2017 Annual Meeting.

Mr. Barbarosh will participate in the Company’s standard compensation program for non-employee directors, as described in the Company’s Amendment No. 1 to Form 10-K filed with the Securities and Exchange Commission on August 28, 2017, as modified by the Agreement described above. Mr. Barbarosh will also enter into the Company’s standard form of indemnification agreement.

There are also no family relationships between Mr. Barbarosh and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 is incorporated into this Item 5.02 by reference.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated as of September 27, 2017, by and among Bazaarvoice, Inc. and Viex Capital Advisors, LLC and its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary
Date: October 2, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated as of September 27, 2017, by and among Bazaarvoice, Inc. and Viex Capital Advisors, LLC and its affiliates.